Hewlett-Packard
Non-GAAP Company Restated Segments (Continuing Operations) with GAAP Bridge
FY03 and FY04

	Fiscal 2003					Fiscal 2004
	1Q	2Q	3Q	4Q	Year	1Q	2Q	3Q	4Q	Year
Net Revenue:
Imaging and Printing Group	5,598	5,512	5,226	6,233	22,569	5,910	0	0	0	5,910
Personal Systems Group	5,142	5,127	4,955	5,986	21,210	6,187	0	0	0	6,187
HP Services	2,972	3,043	3,097	3,245	12,357	3,161	0	0	0	3,161
ESS	3,552	3,679	3,516	3,846	14,593	3,717	0	0	0	3,717
Software	183	180	190	221	774	200	0	0	0	200

Enterprise Systems Group	3,735	3,859	3,706	4,067	15,367	3,917	0	0	0	3,917
HP Financial Services	517	501	442	461	1,921	441	0	0	0	441
Corporate Investments	76	84	88	96	344	103	0	0	0	103
Total Segments	18,040	18,126	17,514	20,088	73,768	19,719	0	0	0	19,719

Eliminations/Other	(163)	(143)	(166)	(235)	(707)	(205)	0	0	0	(205)

Total HP Consolidated	17,877	17,983	17,348	19,853	73,061	19,514	0	0	0	19,514

	Fiscal 2003					Fiscal 2004
	1Q	2Q	3Q	4Q	Year	1Q	2Q	3Q	4Q	Year
Earnings From Operations:
Imaging and Printing Group	911	925	745	1,015	3,596	968	0	0	0	968
Personal Systems Group	33	23	(56)	22	22	62	0	0	0	62
HP Services	339	297	335	391	1,362	258	0	0	0	258
ESS	(27)	58	(20)	131	142	154	0	0	0	154
Software	(55)	(63)	(50)	(22)	(190)	(46)	0	0	0	(46)

Enterprise Systems Group	(82)	(5)	(70)	109	(48)	108	0	0	0	108
HP Financial Services	14	21	19	26	79	29	0	0	0	29
Corporate Investments	(47)	(44)	(37)	(33)	(161)	(35)	0	0	0	(35)
Total Segments	1,168	1,217	936	1,530	4,851	1,390	0	0	0	1,390

Eliminations/Other	(65)	(73)	(78)	(95)	(311)	(34)	0	0	0	(34)

Restated Non-GAAP HP Consolidated	1,103	1,144	858	1,435	4,540	1,356	0	0	0	1,356

Inventory Write-down	0	0	0	0	0	0	0	0	0	0
G/W & Intangible Amortization	(138)	(141)	(141)	(143)	(563)	(144)	0	0	0	(144)
Restructuring	0	(234)	(376)	(190)	(800)	(54)	0	0	0	(54)
Merger-related Items	(86)	(126)	(40)	(28)	(280)	(15)	0	0	0	(15)
IPRD	0	0	0	(1)	(1)	0	0	0	0	0
Legal Settlement	0	0	0	0	0	0	0	0	0	0

Total Adjustments	(224)	(501)	(557)	(362)	(1,644)	(213)	0	0	0	(213)

Restated GAAP HP Consolidated	879	643	301	1,073	2,896	1,143	0	0	0	1,143